Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

Exhibit 10.9

MATERIAL TRANSFER AND CONFIDENTIALITY AGREEMENT

This Material and Confidentiality Agreement (“Agreement”) is by and between:

Crucell Holland B.V., a dutch Company with offices located at Archimedesweg 4, 2333 CN, Leiden, the Netherlands, hereinafter referred to as “CRUCELL”; and

Vascular Biogenics Ltd., with offices located at 6 Jonathan Netanyahu Street, 60376, Or-Yehuda, Israel (hereinafter referred to as “Vascular Biogenics”; and

BioReliance Ltd., a company with offices located at Innovation Park, Hillfoots Road, Stirling FK9 4NF, hereinafter referred to as “Contractor”.

(hereinafter individually referred to as “Party” and collectively as “Parties”)

WHEREAS CRUCELL is the owner of a proprietary PER.C6® cell line (hereinafter referred to as “MATERIAL”), and of related proprietary and confidential information and patent rights;

WHEREAS CRUCELL and Vascular Biogenics have signed a research license and option agreement for the conduct of research & development programs that employ PER.C6® cells to manufacture, use and develop a pharmaceutical products in the gene therapy field, effective as of March 24 2000 (“License”);

WHEREAS under Vascular Biogenics’ rights under Section 2.1.4 of the License, Vascular Biogenics wishes Contractor to perform certain scientific work within the field described in Attachment I, hereinafter referred to as the “Statement of Work”, using the MATERIAL and related proprietary and confidential information (“INFORMATION”) (MATERIAL and INFORMATION hereinafter collectively referred to as “Know How”) on the condition that Contractor enter Into this Agreement with Vascular Biogenics and Crucell;

WHEREAS Crucell is willing to make available the Know How to Contractor for the performance of the Statement of Work on behalf of Vascular Biogenics;

WHEREAS the Parties wish to make arrangements with respect to the use by Contractor of the MATERIAL, and of the results of the Statement of Work Performed thereon.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

1.	Supply of Know How: Crucell agrees to provide and consents to Vascular Biogencs’s providing, the MATERIAL and the INFORMATION to Contractor upon the execution of this Agreement; solely for scientific use under the Statement of Work, If Crucell is requested to deliver MATERIAL and INFORMATION to Contractor, Crucell shall ship the MATERIAL and the INFORMATION to Contractor at Vascular Biogenics expense.

2.	Permitted and Restricted Uses: Contractor shall only use the MATERIAL:

2.1.	for scientific research solely in the performance of the statement of Work and solely in its own laboratories.

2.2.	solely for the purpose of the Statement of Work;

and not use the MATERIAL:

2.3.	for administering MATERIAL, or any materials produced therefrom, to humans;

2.4.	for purposes of commercial production or sale;

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].

Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

2.5.	with any other entity or organization other than Vascular Biogenics.

2.6.	to chemically or biologically modify MATERIAL, except as contemplated by this Agreement in accordance with the explicit purpose of the Statement of Work, unless otherwise agreed to in writing by Crucell.

2.7.	to modify, alter, change and/or reconstruct the MATERIAL, other than as further described in the Statement of Work in Attachment I.

3.	Ownership of results and materials: Subject to the terms and conditions agreed between Vascular Biogenics and Crucell in the License, all rights to any materials, data and any physical, chemical, or biological results (hereinafter referred to collectively as “RESULTS”) generated under the Statement of Work will vest in Vascular Biogenics. If during the course and performance of the Statement of Work, one or more employees of Contractor conceive or reduce to practice one or more inventions directly resulting from the Statement of Work, Contractor agrees that all right, title and interest in and to all such inventions, shall vest in Vascular Biogenics. For the avoidance of doubt, any RESULTS, including inventions and patent applications and patents emanating therefrom shall constitute IMPROVEMENT KNOW HOW RIGHTS and/or IMPROVEMENT PATENT RIGHTS as defined in the license and consequently shall be subject to the grant-back provision clause 2.3 of the License. Contractor shall promptly disclose such inventions to Vascular Biogenics, and at Vascular Biogenics’s cost and expense, including without limitation compensation for time expended by Contractor, shall diligently cooperate with Vascular Biogenics in the preparation of patent applications covering such Inventions, prosecution of such applications and any other acts necessary for the protection of rights to such inventions, Including but no limited to the execution of documents such as declarations and assignments to perfect Vascular Biogencis’s rights in and to such inventions, Contractor will refrain from any and all acts that may jeopardize the patentability of the invention in any jurisdiction.

Notwithstanding the foregoing the Parties agree and acknowledge that all methodological innovations solely related to Contractor’s assays, methods and technology and all know-how developed by Contractor solely related to Contractor’s assays, methods and technology arising as a result of work performed for Vascular Biogenics whether using the Materials or otherwise shall remain the property of Contractor and no rights to same shall pass to Vascular Biogenics or Crucell in terms of this Agreement or otherwise.

4.	Contractor Control and Legal Obligations: Contractor shall at all times maintain control over the MATERIAL and comply with all applicable laws, regulations and guidelines related to the MATERIAL (hereinafter collectively referred to as “the Rules”). Contractor will not, unless Crucell will have given prior written approval on conditions it deems fit, release, transfer or distribute the MATERIAL to any party other than Vascular Biogenics and its authorized employees.

5.	Reporting: All RESULTS obtained from the screening, testing or use of MATERIAL by Contractor will be reported, under the confidentiality terms of Section 7, to Vascular Biogenics without delay.

6.

Termination: After the termination or expiration of this Agreement, Contractor shall transfer to Vascular Biogenics all remaining MATERIAL, derivates and any substances obtained from the Statement of Work and confirm such in writing to the other Parties, or shall –at the request of Vascular Biogenics – diligently destroy the MATERIAL, derivatives and any substances derived

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].

Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

there from in accordance with the Rules referred to in Section 4, and confirm such in writing to the other Parties. Upon completion of review of Crucell’s INFORMATION by Contractor, upon the request of Crucell or in the absence of further agreement between Vascular Biogenics all the provided INFORMATION, and any copies thereof in Its possession, promptly by registered mail, certified mail, or courier service, for example. Federal Express, which retains record of the mailing, except that Contractor may retain one copy of such INFORMATION for the sole purpose of determining any continuing legal obligations to Crucell and Vascular Biogenics.

7.	Confidentiality Obligations:

7.1.	Contractor shall treat all RESULTS and INFORMATION as confidential and shall not itself use, except for the purposes of this Agreement, or disclose to any fourth party any of such RESULTS and INFORMATION, except as to any of such RESULTS and INFORMATION which Contractor can establish:

(a)	at the time of disclosure is in the public domain;

(b)	after disclosure becomes part of the public domain by publication or, except by breach of this Agreement by Contractor or breach by any other party under an agreement of confidentiality to Crucell or Vascular Biogenics;

(c)	by written records was in its possessions at the time of disclosure by Crucell or Vascular Biogenics and was not acquired directly or indirectly from Crucell, Vascular Biogenics or from any other party under an agreement of confidentiality to Crucell or Vascular Biogenics;

(d)	Contractor receives from a fourth party legally in a position to provide Contractor with the INFORMATION or RESULTS, provided, however, that such was not obtained by said fourth party directly or indirectly from Crucell or Vascular Biogenics under an obligation of secrecy;

(e)	is excepted by prior written approval of Crucell in the case of INFORMATION or RESULTS in the case of Vascular Biogenics;

(f)	is required by law to be disclosed; or

(g)	is Independently developed by Contractor without reference to the INFORMATION or RESULTS as evidence by records, however maintained.

7.2.	Contractor shall have the right to disclose RESULTS and INFORMATION to those directors, officers, employees and consultants of Contractor to whom such disclosure is necessary for the aforesaid purposes; provided that those persons to whom such RESULTS and INFORMATION may be disclosed under this paragraph have undertaken in writing confidentiality obligations with respect to such RESULTS and INFORMATION substantially similar to those undertaken by Contractor under this Agreement.

7.3.

Contractor will take all reasonable steps, including but not limited to those steps taken to protect information, data or other tangible or Intangible property of its own that it regards as proprietary or confidential, to ensure that the RESULTS and INFORMATION are not

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].

Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

disclosed or duplicated for any unauthorized party’s use and to prevent the directors, officers, employees and consultants of Contractor from violating this Agreement. Contractor shall notify Crucell and Vascular Biogenics promptly of its knowledge of any unauthorized use or unauthorized disclosure of RESULTS or INFORMATION.

8.	Title and all rights to all Crucell’s Know How disclosed under this Agreement remain vested in Crucell.

9.	Nothing in this Agreement is to be construed as a license to Contractor to utilize Crucell’s Know How, Trademarks, or trade names, except as provided in this Agreement, in any way whatsoever or under any patent or patent application owned by Crucell, unless a separate written license agreement is executed. Any modification to this Agreement shall be in writing.

10.	Use of Names: None of the parties will use the name of another party hereto in relation to this Agreement in any advertising or other form of publicity, without the prior written approval of such party.

11.	Limited Warranty:

11.1.	Vascular Biodenics and Crucell warrant that they own, possess, have access to, or are licensed under all patents, patent applications, inventions, improvements, trademarks, trade names, copyrights, licenses, information, proprietary rights, processes, know-how necessary to permit BioRellance’s use of the Materials and Information for the purpose of the Statement of Work.

11.2.	Contractor acknowledges that the MATERIAL is experimental in nature and is being made available by Crucell and Vascular Biogenics for research purposes. Except as otherwise provided herein, Crucell and Vascular Biogenics make no representation with regard to purity or biological activity of MATERIAL provided, MATERIAL is supplied “as is” with no warranties, express or implied, including any warranty of merchantability or fitness for a particular purpose.

12.	Indemnification: Crucell shall not be liable for any claim or damage arising from or in connection with Contractor’s use, handling or storage of MATERIAL and Contractor and Vascular Biogenics shall hold harmless and Indemnify Crucell for any such claim or damage, unless such claim or damage arises for any claim or damage arising from Vascular Biogenics’ use of RESULTS, and Vascular Biogenics shall hold harmless and indemnify Contractor for any such claim or damage, unless such claim or damage arises from the negligence or wrong doing of Vascular Biogenics.

13.	Each party warrants that it is permitted to enter into this Agreement and that the terms of this Agreement are not inconsistent with other contractual obligations it may have.

14.	Notwithstanding the terms of this Agreement, no party to this Agreement shall be obligated to enter into any further agreement with the other.

15.	This Agreement is binding upon the parties hereto and their successors in business, but is not otherwise assignable, other than in connection with a merger, consolidation or sale of all or substantially all assets related to the subject matter of this agreement.

16.	Effective Date, Termination Date and Survival: This Agreement will be effective on 19th September 2005 and will terminate after the earlier of (i) the completion of the Statement of Work described in Attachment I, or (ii) twelve (12) months after the effective date. Section 3, 5, 6, 7, 11, 12, 14, 16, 18, 19 and 20 will survive any termination of this Agreement.

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].

Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

17.	Except as otherwise set forth herein, this Agreement may not be modified, assigned or transferred in whole or in part by Contractor, unless Crucell will have given prior written approval on conditions it reasonably deems fit.

18.	Contractor agrees that its obligations set forth in Sections 2, 4 and 7 are necessary and reasonable to protect Crucell and expressly agrees that monetary damages may be inadequate to compensate Crucell for any breach of any covenant or agreement set forth in Sections 2, 4 or 7. Contractor agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to Crucell and that in addition to any other remedies to seek injunctive relief against any threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

19.	This Agreement shall be exclusively governed by and construed in accordance with the laws of the Netherlands. All disputes arising out of or in relation to this agreement shall, to the exclusion of all others, be referred exclusively to the competent Dutch Courts, and the Parties agree that judgments of the Parties. In the event of a dispute between the parties regarding this agreement, the parties shall first attempt to resolve their dispute through amicable discussion.

20.	In case of conflict between the License and this Agreement, the provisions of the License shall prevail, except with respect to Contractor in which case this Agreement shall prevail.

IN WITNESS WHEREOF, Contractor, Vascular Biogenics and Crucell have executed this Agreement by their respective, duly authorized, representatives of the date hereinafter written:

CRUCELL HOLLAND B.V.		Vascular Biogenics Ltd.
For and on behalf of Crucell N.V.

By:	/s/ Ronald H.P. Brus	By:	/s/ Elalouf Emmanuel
Name:	Ronald H.P. Brus	Name:	Elalouf Emmanuel
Function:	President & CEO	Function:	VP Business Development
	Leiden, October 3, 2005		Gaithersburg, September 20, 2005

BioReliance Ltd.

By:	/s/ Diana Mrogan
Name:	Diana Morgan
Function:	Global Leader Manufacturing
Glasgow, September 19, 2005

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].

Commercial License Agreement PER.C6®

Crucell Holland – Vascular Biogenics

[***]

Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a confidential treatment request and are indicated by [***].